Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:
Lisa L. Ewbank
Synopsys, Inc.
650-584-1901

EDITORIAL CONTACT:
Yvette Huygen
Synopsys, Inc.
650-584-4547
yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR
SECOND QUARTER FISCAL YEAR 2007

MOUNTAIN VIEW, Calif. May 23, 2007 – Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its second quarter ended April 30, 2007.

For the second quarter, Synopsys reported revenue of $292.9 million, a 7 percent increase compared to $274.8 million for the second quarter of fiscal 2006.

“In the second quarter we again executed very well, with strong revenue and earnings growth and solid cash flow,” said Aart de Geus, chairman and CEO of Synopsys.  “As a result of this performance and continuing technology momentum, we are well-positioned to finish the year stronger than initially planned.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2007 was $41.3 million, or $0.28 per share, compared to $5.4 million, or $0.04 per share, for the second quarter of fiscal 2006.  This increase was driven primarily by an increase in revenue and a decrease in operating expense compared to the year-ago quarter, as well as a $12.5 million litigation settlement received from Magma Design Automation, recorded in other income, net.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2007 was $53.2 million, or $0.35 per share, compared to non-GAAP net income of $24.5 million, or $0.17 per share, for the second quarter of fiscal 2006.

Non-GAAP net income consists of GAAP net income excluding employee stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  In Q2 of fiscal 2007 non-GAAP income also excludes the one-time litigation settlement payment referenced above.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also provided its operating model targets for the third quarter and full fiscal year 2007.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal 2007 Targets:

•                  Revenue: $295 million - $305 million

•                  GAAP expenses: $268 million - $284 million

•                  Non-GAAP expenses: $243 million - $253 million

•                  Other income and expense: $3 million - $6 million

•                  Tax rate applied in non-GAAP net income calculations: 26 - 27 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.13 - $0.20

•                  Non-GAAP earnings per share: $0.28 - $0.31

•                  Revenue from backlog: more than 90 percent

Full-Year Fiscal Year 2007 Targets

•                  Revenue: $1.190 billion - $1.205 billion

•                  Tax rate applied in non-GAAP net income calculations: 25 - 26 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.78 - $0.89

•                  Non-GAAP earnings per share: $1.27 - $1.33

•                  Cash flow from operations: greater than $275 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee stock-based compensation expense calculated in accordance with FAS
123(R) and change in the fair value of the Company’s non-qualified deferred compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core performance of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core performance.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s performance as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Second Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the second quarter 2007.

GAAP to Non-GAAP Reconciliation of Second Quarter Results

(unaudited, in thousands, except per share amounts)

Income Statement Reconciliation

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
GAAP net income	$41,265	$5,375	$64,622	$7,072
Adjustments:
Amortization of intangible assets	11,854	13,626	25,206	29,626
Share-based compensation	14,349	13,839	30,564	32,331
In-process research and development	—	—	—	800
Litigation settlement	(12,500)	—	(12,500)	—
Facilities realignment charge	(645)	—	(645)	—
Tax effect	(1,162)	(8,313)	(10,082)	(18,863)
Non-GAAP net income	$53,161	$24,527	$97,165	$50,966

Earnings Per Share Reconciliation

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2007	2006	2007	2006
GAAP earnings per share	$0.28	$0.04	$0.43	$0.05
Adjustments:
Amortization of intangible assets	0.08	0.09	0.17	0.20
Share-based compensation	0.10	0.09	0.21	0.22
In-process research and development	—	—	—	0.01
Litigation settlement	(0.08)	—	(0.08)	—
Facilities realignment charge	(0.01)	—	(0.01)	—
Tax effect	(0.02)	(0.05)	(0.07)	(0.13)
Non-GAAP earnings per share	$0.35	$0.17	$0.65	$0.35

Shares used in calculation	149,783	146,010	148,782	146,491

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2007 Targets

(unaudited, in thousands, except per share amounts)

	Range for Three Months
	Ending July 31, 2007
	Low	High
Target GAAP expenses	$268,000	$284,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(14,000)	(18,000)
Target non-GAAP expenses	$243,000	$253,000

	Range for Three Months
	Ending July 31, 2007
	Low	High
Target GAAP earnings per share	$0.13	$0.20
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.12	0.09
Net non-GAAP tax effect	(0.06)	(0.05)
Target non-GAAP earnings per share	$0.28	$0.31

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2007 Targets

	Range for Fiscal Year
	Ending October 31, 2007
	Low	High
Target GAAP earnings per share	$0.78	$0.89
Adjustment:
Estimated impact of amortization of intangible assets	0.33	0.32
Estimated impact of share-based compensation	0.48	0.45
Litigation settlement	(0.09)	(0.09)
Net non-GAAP tax effect	(0.23)	(0.24)
Target non-GAAP earnings per share	$1.27	$1.33

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-475-6701 (1-320-365-3844 for international callers), access code 872635, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal 2007 in August 2007.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter earnings call in August 2007, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2007 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal 2007 in its Quarterly Report on Form 10-Q to be filed in June 2007.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design.  The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers;

•                  failure of customers to pay license fees as scheduled;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  failure of Synopsys’ cost control efforts, including recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks or to develop and integrate Synopsys’ design for manufacturing products; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending July 31, 2007 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2007 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses including amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements, (v) actual change in the fair value of the Company’s non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, and (vii) charges driven by adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which Synopsys is required to adopt during fiscal year 2007.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the third quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the third quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, acquisitions and the extent of the Company’s stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Operations (1)
(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2007	2006	2007	2006
Revenue:
Time-based license	$243,096	$209,417	$494,702	$420,527
Upfront license	14,624	25,959	28,127	34,326
Maintenance and service	35,208	39,403	70,309	80,115
Total revenue	292,928	274,779	593,138	534,968
Cost of revenue:
License	34,657	32,582	70,177	62,639
Maintenance and service	15,550	16,904	31,696	33,477
Amortization of intangible assets	5,210	6,495	11,919	15,154
Total cost of revenue	55,417	55,981	113,792	111,270
Gross margin	237,511	218,798	479,346	423,698
Operating expenses:
Research and development	91,956	92,750	187,840	181,139
Sales and marketing	79,012	86,618	168,820	164,289
General and administrative	22,551	27,108	52,228	58,153
In-process research and development	—	—	—	800
Amortization of intangible assets	6,644	7,131	13,288	14,472
Total operating expenses	200,163	213,607	422,176	418,853
Operating income	37,348	5,191	57,170	4,845
Other income, net	19,668	3,952	27,602	7,324
Income before income taxes	57,016	9,143	84,772	12,169
Income tax provision	15,751	3,768	20,150	5,097
Net income	$41,265	$5,375	$64,622	$7,072

Net income per share:
Basic	$0.29	$0.04	$0.45	$0.05
Diluted	$0.28	$0.04	$0.43	$0.05

Shares used in computing per share amounts:
Basic	144,370	143,352	143,527	144,172
Diluted	149,783	146,010	148,782	146,491

(1)	Synopsys’ second quarter ends on May 5, 2007 and April 29, 2006, respectively. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Balance Sheets (1) (2)
(in thousands, except par value amounts)

	April 30, 2007	October 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$461,074	$330,759
Short-term investments	306,463	241,963
Total cash, cash equivalents and short-term investments	767,537	572,722
Accounts receivable, net	166,850	122,584
Deferred income taxes	112,189	112,342
Income taxes receivable	41,539	42,538
Prepaid expenses and other current assets	32,982	44,304
Total current assets	1,121,097	894,490
Property and equipment, net	141,044	140,660
Long-term investments	4,125	4,877
Goodwill	736,799	735,643
Intangible assets, net	81,130	106,144
Long-term deferred income taxes	191,551	206,254
Other assets	75,258	69,754
Total assets	$2,351,004	$2,157,822

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$173,156	$234,149
Accrued income taxes	184,284	191,349
Deferred revenue	540,003	445,598
Total current liabilities	897,443	871,096
Deferred compensation and other liabilities	73,476	69,889
Long-term deferred revenue	66,461	53,670
Total liabilities	1,037,380	994,655
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 144,737 and 140,568 shares outstanding, respectively	1,447	1,406
Capital in excess of par value	1,347,232	1,316,252
Retained earnings	226,606	170,743
Treasury stock, at cost: 12,485 and 16,619 shares, respectively	(255,831)	(312,753)
Accumulated other comprehensive loss	(5,830)	(12,481)
Total stockholders’ equity	1,313,624	1,163,167
Total liabilities and stockholders’ equity	$2,351,004	$2,157,822

(1)	Synopsys’ second quarter ends on May 5, 2007 and April 29, 2006, respectively. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)

The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows (1) (2)
(in thousands)

	Six Months Ended April 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64,622	$7,072
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	52,676	57,974
Share-based compensation	30,565	32,333
Provision for doubtful accounts	(330)	375
(Gain) loss on sale of short-term investment	(1)	20
(Gain) on sale of land	(4,284)	—
Deferred income taxes	10,677	70
Write-down of long-term investments	—	1,336
Net change in deferred gains and losses on cash flow hedges	2,990	(475)
In-process research and development	—	800
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(43,935)	(37,501)
Prepaid expenses and other current assets	(11,272)	(5,483)
Other assets	487	(6,905)
Accounts payable and accrued liabilities	(59,642)	(67,276)
Accrued income taxes	(4,592)	(4,374)
Deferred revenue	107,196	61,315
Deferred compensation and other liabilities	(926)	7,397
Net cash provided by operating activities	144,231	46,678

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	113,351	136,093
Sale of land	26,298	—
Purchases of short-term investments	(178,782)	(194,084)
Purchases of long-term investments	—	(1,539)
Purchases of property and equipment	(24,520)	(23,136)
Cash paid for acquisitions, net of cash received	—	(11,894)
Capitalization of software development costs	(1,592)	(1,523)
Net cash used in investing activities	(65,245)	(96,083)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	130,240	38,428
Purchases of treasury stock	(81,394)	(99,026)
Net cash provided by (used in) financing activities	48,846	(60,598)
Effect of exchange rate changes on cash and cash equivalents	2,483	498
Net change in cash and cash equivalents	130,315	(109,505)
Cash and cash equivalents, beginning of period	330,759	404,436
Cash and cash equivalents, end of period	$461,074	$294,931

(1)	Synopsys’ second quarter ends on May 5, 2007 and April 29, 2006, respectively. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)

The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value and retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.